Exhibit 99.1

XENITH BANK COMPLETES THE ACQUISITION OF PARAGON COMMERCIAL BANK’S

RICHMOND BRANCH OPERATIONS AS WELL AS SELECT LOANS AND DEPOSITS

XENITH WILL RETAIN ALL OF PARAGON’S RICHMOND-BASED EMPLOYEES; TRANSACTION WILL GROW

XENITH’S ASSETS, DEPOSITS AND WORKFORCE

RICHMOND, VA, July 29, 2011 – Xenith Bankshares, Inc. (NASDAQ:XBKS), parent company to Xenith Bank, today announced that Xenith Bank has completed its acquisition of Paragon Commercial Bank’s Richmond-based operations as well as select loans and deposits associated with Paragon’s only Virginia location. The transaction adds approximately $62 million in loans to Xenith’s total assets and approximately $75 million in deposits to Xenith’s total deposits, and is expected to be immediately accretive to operating income.

“We’re excited about the opportunity to grow our customer base and increase our presence in the Richmond market, as well as add to our talented workforce,” said T. Gaylon Layfield III, President and Chief Executive Officer. “We believe that by combining our Richmond operations we’re even better positioned to compete for market share and enhance our product line and services for the benefit of our customers and shareholders.”

Through this transaction Xenith acquires total loans of approximately $59 million at a price of 96.23%, and total deposits of approximately $76 million at a premium of 3.92%. The acquired loans are primarily commercial and industrial, owner-occupied real estate and commercial real estate loans, and are located in Xenith’s target markets. The acquired deposits are primarily non-time “core” deposits, consistent with Xenith’s stated goal of supporting a large portion of its growth with core deposits, including checking, money market and savings accounts.

Over the next 90 days, Paragon’s customers will continue to conduct business at its current branch located at 6806 Paragon Place. During the fourth quarter of 2011, all Paragon operations and employees will be consolidated into other Xenith locations in Richmond, and Paragon’s current Richmond branch will be closed.

“This acquisition demonstrates our commitment and desire to expand our presence in the Richmond market,” said Layfield. “Over the past two years, we believe that we’ve successfully built an organization that is well positioned to support our current and strategic growth initiatives.”

Xenith Bankshares, Inc. is the holding company for Xenith Bank. Xenith is a full-service, locally-managed commercial bank, specifically targeting the banking needs of middle market and small businesses, local real estate developers and investors, private banking clients, and select retail banking clients. As of March 31, 2011, the company had total assets of $264 million and total deposits of $192 million. Xenith’s target markets are the Washington, DC-MD-VA-WV, Richmond-Petersburg, VA, and the Norfolk-Virginia Beach-Newport News, VA-NC metropolitan statistical areas. The company is headquartered in Richmond, Virginia and currently has five branch locations in Tysons Corner, Richmond and Suffolk, Virginia. Xenith Bankshares’ common stock trades on The NASDAQ Capital Market under the symbol “XBKS.”

For more information about Xenith Bankshares and Xenith Bank, visit our website: https://www.xenithbank.com/.

All statements other than statements of historical facts contained in this press release are forward-looking statements. Forward-looking statements made in this press release reflect beliefs, assumptions and expectations of future events or results, taking into account the information currently available to Xenith Bankshares, Inc. These beliefs, assumptions and expectations may change as a result of many possible events, circumstances or factors, not all of which are currently known to Xenith Bankshares. If a change occurs, Xenith Bankshares’ business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in, or implied by, the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include the ability to obtain required regulatory approval to close the Paragon branch; the ability to integrate Paragon’s operations as expected and within the expected timeframe; possible disruptions to customer and employee relationships and business operations as a result of the transaction; and the other risks outlined in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2010, filed by Xenith Bankshares with the Securities and Exchange Commission. Except as required by applicable law or regulations, Xenith Bankshares does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

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Contact:

Thomas W. Osgood

Executive Vice President and

Chief Financial Officer, Chief Administrative Officer and Treasurer

(804) 433-2209

tosgood@xenithbank.com